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                                    EXHIBIT
                                       C
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                          CERTIFICATE OF DETERMINATION
                                       OF
                            20TH CENTURY INDUSTRIES

     Neil H. Ashley and John R. Bollington certify that:

     1. They are the chief executive officer and the secretary, respectively, of 20TH CENTURY INDUSTRIES, a California corporation (the "Corporation").

     2. The authorized number of shares of Series A Convertible Preferred Stock, par value $1.00 per share, is 376,126, none of which has been issued.

     3. The Board of Directors of the Corporation has duly adopted the following resolution:

     WHEREAS, the articles of incorporation authorize the Preferred Stock of the Corporation to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series, now therefore it is

     RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

     Section 1. Designation and Rank. The series created and provided for hereby is designated as the Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock shall be identical in all respects with each other share of the Series A Convertible Preferred Stock. Shares of the Series A Convertible Preferred Stock shall have a liquidation preference of $1,000 per share (the "Stated Value"). The Series A Convertible Preferred Stock shall rank prior to the Corporation's Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Corporation ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Convertible Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Series A Convertible Preferred Stock shall be junior to all outstanding debt of the Corporation. The Series A Convertible Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not prohibited by the Corporation's Articles of Incorporation, subject to the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock to the extent required pursuant to Section 8 hereof.

     Section 2. Number. The number of authorized shares of the Series A Convertible Preferred Stock shall initially consist of 376,126 shares of which 200,000

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are to be issued initially. The Corporation shall not issue any of the authorized shares of Series A Convertible Preferred Stock after the initial issuance of 200,000 shares other than (i) pursuant to the provisions of Section 3(b) hereof, (ii) pursuant to section 4.3 of the Investment and Strategic Alliance Agreement, dated as of October 17, 1994, between the Company and American International Group, Inc. (the "Investment Agreement"), in the event the Company elects to require the contribution of additional capital to the Company or (iii) otherwise upon the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof. Subject to any required approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof, the number of authorized shares of the Series A Convertible Preferred Stock may be increased by the further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and the filing of an officers' certificate pursuant to the provisions of the California General Corporation Law. The number of authorized shares of the Series A Convertible Preferred Stock shall not at any time be decreased below the aggregate number of such shares then outstanding and contingently issuable pursuant to Section 3(b) hereof or Section 4.3 of the Investment Agreement.

     Section 3.  Dividends.

     (a) General. For the purposes of this Section 3, each December 16, March 16, June 16 and September 16 (commencing March 16, 1995) on which any Series A Convertible Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date." The holders of Series A Convertible Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $90.00 per year on each share of Series A Convertible Preferred Stock and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date, provided that, for the purposes of computing such dividend payment, no interest or sum in lieu of interest shall accrue from such Dividend Due Date to the next Business Day following such Dividend Due Date). For purposes hereof, the term Business Day shall mean any day (except a Saturday or Sunday or any day on which banking institutions are authorized or required to close in the City of New York, New York or Los Angeles, California). Dividends on each share of Series A Convertible Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Series A Convertible Preferred Stock. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $90.00 annual rate. The record date for the payment of dividends on the Series A Convertible Preferred Stock shall in no event be more than sixty (60) days nor less than fifteen (15) days prior to a Dividend Due Date. Such dividends shall be payable in the form determined in accordance with subparagraph (b) below. Any such dividend payable in shares of Series A Convertible Preferred Stock shall be payable by delivery to such

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holders, at their respective addresses as they appear in the stock register, of certificates representing the appropriate number of duly authorized, validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock.

     (b) Form of Dividends. Dividends payable on any Dividend Due Date occurring prior to December 16, 1997 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof and regardless of when actually paid, be payable in shares of Series A Convertible Preferred Stock or, at the election of the Corporation contained in a resolution of the Board of Directors or such committee, in substitution in whole or in part for such shares of Series A Convertible Preferred Stock, in cash. The number of shares of Series A Convertible Preferred Stock so payable on any Dividend Due Date as a dividend per share of Series A Convertible Preferred Stock shall be equal to the product of one share of Series A Convertible Preferred Stock multiplied by a fraction of which the numerator is the amount of dividends that would have been payable on such share if such dividend were being paid in cash on such Dividend Due Date and the denominator is the Stated Value of such share. Dividends payable on any Dividend Due Date on or after March 16, 1998 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof, be payable in cash. Notwithstanding the foregoing, no fractional shares of Series A Convertible Preferred Stock, and no certificate or scrip or other evidence thereof, shall be issued, and any holder of Series A Convertible Preferred Stock who would otherwise be entitled to receive a fraction of a share of Series A Convertible Preferred Stock in accordance with this paragraph (b) (after taking into account all shares of Series A Convertible Preferred Stock then held by such holder) shall be entitled to receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Stated Value. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Convertible Preferred Stock on any subsequent Dividend Due Date. Any additional shares of Series A Convertible Preferred Stock issued pursuant to this paragraph (b) shall be governed by this resolution and shall be subject in all respects to the same terms as the shares of Series A Convertible Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in shares of Series A Convertible Preferred Stock) paid pursuant to this paragraph (b) shall be paid in equal pro rata proportions of such cash and/or shares of Series A Convertible Preferred Stock except as otherwise provided for the payment of cash in lieu of fractional shares.

     (c) Dividend Preference. On each Dividend Due Date all dividends which shall have accrued on each share of Series A Convertible Preferred Stock outstanding on such Dividend Due Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be 'past due' until such dividend shall be paid or until the share of Series A Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable

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in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     If a dividend upon any shares of Series A Convertible Preferred Stock, or any other outstanding preferred stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in Junior Stock) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share of each such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Series A Convertible Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends, in in arrears: (i) no dividends, in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (in each case, only so long as the Series A Convertible Preferred Stock is otherwise redeemable pursuant hereto), the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for, Junior Stock or (B) purchased or otherwise acquired for any consideration by the Corporation except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such Parity Stock), which offers shall each have been accepted by the holders of more than 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first of such purchase offers, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for, Junior Stock; and (iii) no stock ranking junior to the Series A Convertible Preferred Stock as to dividends may be redeemed, purchased, or otherwise acquired for consideration (including pursuant to sinking fund requirements) except by conversion into or exchange for Junior Stock.

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             The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 3 and Section 7 below, purchase or otherwise acquire such shares at such time and in such manner. As used herein, "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries.

     Section 4. Redemption.

     (a) Optional Redemption. The Corporation, at its option, may redeem the shares of the Series A Convertible Preferred Stock, as a whole or from time to time in part, on any Business Day set by the Board of Directors (the "Redemption Date") at a redemption price per share equal to $3,000.00 plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be); provided, however, that, on and after December 16, 1999, in the event that the closing price (as defined in Section 6(e)(viii)) of the Common Stock for 30 consecutive Trading Days ending not more than five days prior to the date of the notice of redemption is at least 180% of the Conversion Price then in effect, the Corporation may so redeem such shares at the following redemption price per share if redeemed during the twelve-month period beginning on December 16 in the year indicated below:

                                                            REDEMPTION
                        YEAR                                   PRICE
                        ----                                   -----
                        1999 ...........................      $1,050
                        2000 ...........................       1,040
                        2001 ...........................       1,030
                        2002 ...........................       1,020
                        2003 ...........................       1,010

and if redeemed at any time on or after December 16, 2004 at $1,000 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be). The applicable amount payable upon redemption as provided in the immediately preceding sentence is hereinafter referred to as the "Redemption Price."

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          (b)   Notice, etc.

          (i) Notice of every redemption of shares of Series A Convertible Preferred Stock pursuant to this Section 4 shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the Redemption Date. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon the later of the Redemption Date or presentation and surrender of the shares of Series A Convertible Preferred Stock, that on and after the Redemption Date, dividends will cease to accumulate on such shares and that the right of holders to convert such shares, as provided in Section 6 hereof, shall terminate at the close of business on the Business Day immediately preceding the Redemption Date.

          (ii) In case of redemption of a part only of the shares of Series A Convertible Preferred Stock at the time outstanding, the redemption shall be pro rata. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series A convertible Preferred Stock shall be redeemed from time to time.

          (iii) If such notice of redemption shall have been duly given and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company hereinafter referred to in trust for the pro rata benefit of the holders of the shares called redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the Redemption Date, all shares so called for redemption shall no longer be deemed to be outstanding, dividends shall cease to accrue thereon and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time on and after the Redemption Date the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any State, shall have capital, surplus and undivided profits aggregating at least $500,000,000 according to its last published statement of financial condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after

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     which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (c) Status of Redeemed Shares. Shares of the Series A Convertible Preferred Stock which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

     Section 5. No Sinking Fund. The shares of Series A Convertible Preferred Stock, shall not be subject to mandatory redemption or the operation of any purchase, retirement, or sinking fund.

     Section 6.  Conversion Privilege.

     (a) Conversion Right. The holder of any share of Series A Convertible Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including, but not after, the close of business on the Business Day immediately preceding the applicable Redemption Date, provided that no default by the Corporation in the payment of the applicable Redemption Price shall have occurred and be continuing on the Redemption Date) to convert such share on any Business Day into that number of fully paid and non-assessable Common Shares, without par value ("Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share of Common Stock) obtained by dividing $1,000.00 by the Conversion Price then in effect. The "Conversion Price" shall initially be equal to $11.33 and shall be subject to adjustment from time to time as set forth below.

     (b) Conversion Procedures. Any holder of shares of Series A Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock (the "Transfer Agent"), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names in which a certificate or certificates for Common Stock are to be issued.

             The Corporation covenants that it will, as soon as practicable after such deposit of certificates for Series A Convertible Preferred Stock accompanied by the written notice of conversion and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a

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cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Price in effect on such date.

     (c) Certain Adjustments for Dividends. In the case of any share of Series A Convertible Preferred Stock which is surrendered for conversion after any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock and on or prior to the opening of business on the next succeeding Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the close of business on the next Business Day following such Dividend Due Date), the dividend due on such date shall be payable on such date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Shares of Series A Convertible Preferred Stock surrendered for conversion during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock immediately preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall, except in the case of shares of Series A Convertible Preferred Stock which have been called for redemption on a Redemption Date within such period, be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation in an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Convertible Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Convertible Preferred Stock called for redemption on a Redemption Date during the period from the close of on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall be payable on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, on the next Business Day following such Dividend Due Date) to the holder of record of such share on such record date notwithstanding the conversion of such share of Series A Convertible Preferred Stock after such record date and prior to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day

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following such Dividend Due Date), and the holder converting such share of
Series A Convertible Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series A Convertible Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate representing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Current Market Price per share of the Common Stock.

     (e) Anti-Dilution Adjustments. The Conversion Price shall be adjusted from time to time as follows:

         (i) In case the Corporation shall pay or make a dividend in shares of Common Stock on any class of capital stock of the Corporation, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of shareholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (ii) In case the Corporation shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to holders of the Series A Convertible Preferred Stock upon conversion) at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options

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     or warrants (other than pursuant to a dividend reinvestment plan), (A) the
     Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (B) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Conversion Price with respect to any Series A Preferred Shares not previously converted into Common Stock shall be readjusted such that the Conversion Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Conversion Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Conversion Price to exceed the Conversion Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this Section 6(e) that may have been made since the date of the issuance of such rights, options or warrants).

          (iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in

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     case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in clause (ii) of this Section 6(e), any dividend or distribution paid exclusively in cash and any dividend referred to in clause (i) of this Section 6(e)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause (A) being hereinafter referred to as the "Adjusted Market Price") and (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.

          (v) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed and adjusted for as part of a distribution referred to in clause (iv) of this Section 6(e)) in an aggregate amount that, combined together with (I) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi) of this Section 6(e) has been made and (II) the aggregate of any cash plus the fair market value as of the last time tender could have been made pursuant to such tender offer, as it may have been amended (such time, the "Expiration Time") of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause
     (v) or clause (vi) of this Section 6(e) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of such date for determination.

          (vi) In case a tender offer (the "Tender Offer") made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and the Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such tender offer that combined together with (I) the aggregate of the cash plus the fair market value
     (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made and (II) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within 12 months preceding the expirations of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time of the Tender Offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (II) the number of shares of Common Stock outstanding (including any tendered shares) at the

     Expiration Time of the Tender Offer less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares as defined below, and (ii) the denominator of which shall be equal to the product of
     (A) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

          (vii) The reclassification of Common Stock into securities other than Common Stock shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (iv) of this Section 6(e), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) of this Section 6(e) above).

          (viii) For the purpose of any computation under clause (ii), (iv),
     (v), (vi) or (vii) of this Section 6(e), the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex Date (as defined below) with respect to the issuance, payment, or distribution or the date of the expiration of the tender offer requiring such computation. For this purpose, the term "Ex Date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price ("closing price") for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose.

     (f) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 6(f)) would require an increase or decrease of at least one percent in such Conversion Price; provided, however, that any adjustments which by reason of this Section 6(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be.

     (g)  Whenever the Conversion Price is adjusted as herein provided:

          (i) the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(e) and shall prepare a certificate signed by the treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any Transfer Agent; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the security register.

     (h)  In case:

          (i) the Corporation shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Conversion Price to take place pursuant to Section 6(e) above); or

                  (ii) the Corporation or any Subsidiary shall make a tender offer for the Common Stock (other than a tender offer that would not cause an adjustment to the Conversion Price pursuant to clause
             (v) or (vi) of Section 6(e)); or

                  (iii) the Corporation shall authorize the granting to all
             holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class; or

                  (iv) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Transfer Agent, and shall cause to be mailed to all holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the security register, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(i) through (v) of this Section 6(h).

     (i) Nonassessability of Common Stock. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Series A Convertible Preferred Stock will upon issue be fully paid and nonassessable.

     (j) Reservation of Shares; Transfer Tax; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock, free from preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible

Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

             If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation covenants that it will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

             The Corporation covenants that it will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, if any, the Corporation covenants that it will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

     (k) Other Changes in Conversion Price. The Corporation may, but shall not be obligated to, make such decreases in the Conversion Price, in addition of those required or allowed by this Section 6, as shall be determined by it, as evidenced by a resolution of the Board, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of any capital stock of the Corporation or issuance of rights, options or warrants to purchase or subscribe for any such stock or from any event treated as such for income tax purposes.

     Section 7. Liquidation Rights.

     (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of the Series A Convertible Preferred Stock shall be entitled, before any payment or distribution shall be made on Junior Stock, to be paid in full an amount equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends (whether or not earned or declared), and no more. After payment of the full amount of such liquidation distribution, the holders of the Series A Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b)  Insufficient Assets.

          (i) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series A Convertible Preferred Stock and any other stock of the Corporation ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Convertible Preferred Stock (collectively, "Liquidation Parity Stock"), shall be insufficient to pay in full the preferential amount set forth in subparagraph (a) above and liquidating payments on all Liquidation Parity Stock, then assets of the Corporation remaining after the distribution to holders of any Senior Stock then outstanding of the full amounts to which they may be entitled, or the proceeds thereof, shall be distributed among the holders of the Series A Convertible Preferred Stock and all such Liquidation Parity Stock ratably in accordance with the respective amount which would be payable on such shares of Series A Convertible Preferred Stock and any such Liquidation Parity Stock if all amounts payable thereon were paid in full (which, in the case of such other stock, may include accumulated dividends).

         (ii) In the event of any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Convertible Preferred Stock of the liquidation distribution to which they are entitled pursuant to subparagraph (a) above, no dividend or other distribution shall be made to the holders of any Junior Stock and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of any Junior Stock, other than any such dividend or distribution consisting solely of, or purchase, redemption or acquisition for consideration consisting solely of, shares of Junior Stock.

     (c) Definition. Neither the consolidation nor the merger of the Corporation into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.

    Section 8.  Voting Rights.

    (a) No Vote Except as Provided. Except as otherwise expressly provided herein or required by law, no holder of shares of Series A Convertible Preferred Stock shall have or possess any right to notice of shareholders' meetings or any vote (whether at such meeting or in writing without a meeting) with respect to any shares of Series A Convertible Preferred Stock held by such holder on any matter.

    (b) Election of Directors. At any meeting of shareholders for the election of directors of the Corporation (or, in lieu thereof, by the unanimous written consent of the outstanding shares of Series A Convertible Preferred Stock), the holders of Series A Convertible Preferred Stock shall have the right, voting or consenting separately as a series, to the exclusion of the holders of the Corporation's Common Stock or any other series of Preferred Stock or any other class or series of capital stock of the Corporation, to elect the Applicable Number (as hereinafter defined) of directors of the Corporation (each a "Series A Director"). Any Series A Director may be removed by, and (except as provided elsewhere in this paragraph (b)) shall not be removed without cause (or, except to the extent required by law, with cause) except by, the vote or consent of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Stock, as the case may be. Any vacancy in the office of a Series A Director may be filled only by the vote or consent of the holders of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Preferred Stock, as the case may be or, in the case of a vacancy created by removal of a Series A Director, as provided above, at the same meeting at which such removal shall be voted or by written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock. In no instance shall the Board of Directors of the Corporation have the power to fill any vacancy in the office of a Series A Director. Whenever holders of the Series A Convertible Preferred Stock shall cease to be entitled to elect the then established Applicable Number of directors, then and in any such case such Series A Director or Directors as shall be designated by majority vote of the holders of the Series A Convertible Preferred Stock shall, without any further action, immediately cease to be a director of the Corporation. As used herein, the Applicable Number at any time shall mean the smallest whole number that is greater than or equal to the product of (i) 2/11 and (ii) the total number of directors at such time (including the directors that the holders of Series A Preferred Stock are entitled to elect at such time); provided, however, the Applicable Number shall be reduced by the minimum number of directorships in order that the sum of (i) the Applicable Number and (ii) the minimum whole number of directors which can be elected (through the application of cumulative voting) by shares of Common Stock (x) obtained upon conversion of the Series A Convertible Preferred Stock or exercise of the Series A Warrants and (y) held of record by the holder (or subsidiaries thereof) not equal or exceed a majority of the total number of directors of the Company; and, provided further, however, until the date of the Corporation's 1995 annual meeting of shareholders (currently scheduled for May 23, 1995), the board of directors of the Corporation shall consist of twelve members, of which the Applicable Number elected by the holders of Series A Convertible Preferred Stock shall be two directors (it being understood that, on said annual meeting date, the size of the board of directors shall be reduced to eleven members again, with the removal or non-election of one non-Series A Director).

          (c) Certain Actions. So long as any shares of the Series A Convertible Preferred Stock shall remain outstanding, the consent of the holders of a majority of the shares of the Series A Convertible Preferred Stock at the time outstanding, acting as a separate series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                (i) The authorization, creation, issuance or sale of any shares of any class or series of capital stock of the Corporation which shall rank senior to the Common Stock of the Corporation as to dividend rights or rights upon liquidation, winding up or dissolution of the Corporation, whether such capital stock shall constitute Senior Stock, Parity Stock (including Series A Convertible Preferred Stock) or Junior Stock, or otherwise, or any security convertible thereinto or exchangeable therefor or representing the right to acquire any of the foregoing; provided, however, that no such consent is or shall be necessary for the authorization, creation, issuance or sale of (A) additional shares of Series A Convertible Stock issuable, at the election of the Company, pursuant to Section 4.3 of the Investment Agreement or (B) additional shares of Series A Convertible Preferred Stock payable as a dividend in accordance with Section 3(b) above (including, without limitation, such shares payable as a dividend upon additional shares issued as contemplated by clause (A) of this paragraph (i));

               (ii) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the By-laws of the Corporation (including any adoption of a Certificate of Determination of any series of stock of the Corporation);

              (iii) The merger or consolidation of the Corporation with or into, or the sale or conveyance of all or substantially all of the assets of the Corporation to, any person or entity (provided, however, that on and after December 16, 1997, in lieu of the right to vote on or consent with respect to the actions specified in this paragraph (iii) as a separate series, the Series A Convertible Preferred Stock shall have the right to vote or consent together with the Common Stock, as a single class, and in any such vote or consent a holder of shares of Series A Convertible Preferred

     Stock shall be entitled to a number of votes equal to the number of shares of Common Stock (rounded down to the nearest share) into which such shares of Series A Convertible Preferred Stock are convertible on the date the vote is taken or consent is given); or

           (iv) Any dividend or other distribution to all holders of its Common Stock of cash or property or any purchase or acquisition by the Corporation or any of its subsidiaries of its Common Stock in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv) and (B) the aggregate of any cash plus the fair market value of consideration payable in respect of any purchase or acquisition by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv), exceeds 15% of the product of the Current Market Price per share of the Common Stock of the Corporation on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date;

provided, however, that no such consent of the holders of the Series A Convertible Preferred Stock shall be required if, at or prior to the time when any such action of the type referred to in subparagraphs (i), (ii), (iii) and
(iv) of this Section 8 is to take effect, provision is made for the redemption of all shares of the Series A Convertible Preferred Stock at the time outstanding and deposit of the aggregate Redemption Price is made pursuant to
Section 4(b)(iii).

     Section 9. Preemptive Rights. In the event the Company intends to issue and sell shares of Common Stock in a public offering as contemplated by Section
8.10 of the Investment Agreement, the Company shall first provide the holders of Series A Convertible Preferred Stock 60 day's prior written notice of such intent. At the holder's election, each holder of Series A Convertible Preferred Stock has the preemptive right to participate in such Common Stock offering up to the holder's fully converted/exercised interest in the Common Stock of the Company at the per share price received by the Company (i.e., without underwriters' discount) in such public offering. For purposes of the foregoing, the holder's fully converted/exercised interest in the Common Stock shall equal the quotient of (I) the number of shares of Common Stock beneficially owned or obtainable by the holder and its affiliates by virtue of ownership of the Series A Preferred Shares (including any additional shares actually issued by virtue of the provision permitting payment of dividends in kind on the Series A Preferred Shares) and the Series A Warrants and conversion or exercise thereof divided by
(II) the sum of (A) the total number of shares of Common Stock of the Company then outstanding plus

(B) the number of shares referred to in (I). This preemptive right shall terminate when this security is not held by American International Group, Inc. or subsidiaries or affiliates thereof.

     Section 10. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Convertible Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation of the Corporation, as amended. Without limitation of the foregoing, the shares of Series A Convertible Preferred Stock shall have no preemptive or subscription rights except as provided in Section 9.

     Section 11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 12. Severability of Provisions. If any right, preference or limitation of the Series A Convertible Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     Neil H. Ashley declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: December 5, 1994                         By: /s/ NEIL H. ASHLEY
                                                    -----------------------
                                                    Neil H. Ashley,
                                                    Chief Executive Officer

     John R. Bollington declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: December 5, 1994                         By: /s/ JOHN R. BOLLINGTON
                                                    -----------------------
                                                    John R. Bollington,
                                                    Secretary